SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 19, 2001
Date of Report (Date of earliest event reported)

NEOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Exhibits
SIGNATURES
EXHIBIT 1.1

Item 5. Other Events.

     On November 19, 2001, NeoTherapeutics, Inc. (“NeoTherapeutics”) and Ladenburg Thalmann & Co., Inc. (“LTCO”) entered into a letter agreement (the “Agreement”) pursuant to which LTCO shall act as a non-exclusive placement agent in connection with proposed public offerings of common stock and/or warrants to purchase common stock of NeoTherapeutics pursuant to NeoTherapeutics’ existing effective shelf registration statement on Form S-3, file number 333-53108 (the “Registration Statement”). The terms of any offering shall be agreed to between NeoTherapeutics and the purchasers from time to time. LTCO’s obligations under the Agreement are on a reasonable best efforts basis only and the execution of the Agreement does not constitute a commitment by LTCO to purchase any securities or ensure the successful placement of any securities.

     Pursuant to the Agreement, NeoTherapeutics shall pay LTCO: (i) a non-accountable expense allowance equal to 3% of the gross offering proceeds under the Agreement with an overall limit of $150,000, (ii) an advance of $50,000 which will be returned to NeoTherapeutics to the extent not earned through placements of securities or incurred through expenses and (iii) a cash fee equal to 5% of the gross offering proceeds under the Agreement at each closing.

     The foregoing description of the Agreement is qualified in its entirety by reference to the Letter Agreement dated November 19, 2001, by and between NeoTherapeutics and LTCO, which is attached to this report as Exhibit 1.1 and incorporated herein by reference.

Item 7. Exhibits

Exhibits:

1.1	Letter Agreement, dated as of November 19, 2001, by and between NeoTherapeutics, Inc. and Ladenburg Thalmann & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHERAPEUTICS, INC.

Date: December 11, 2001	By:	/s/ Samuel Gulko

	Name: Title:	Samuel Gulko Chief Financial Officer

Exhibit
Number	Document Description

1.1	Letter Agreement, dated as of November 19, 2001, by and between NeoTherapeutics, Inc. and Ladenburg Thalmann & Co., Inc.